Exhibit 99.1

750 Route 202 South Suite 600 Bridgewater, NJ 08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

AGREEMENT TO ACQUIRE FUSIONONE, INC.

Addition of Mobile Synchronization Software Enables the Most Powerful Mobility Experience

BRIDGEWATER, NJ – July 7, 2010 – Synchronoss Technologies, Inc. (NASDAQ: SNCR), the leading global provider of on-demand transaction management software platforms, today announced that it has entered into an agreement to acquire privately-held FusionOne, Inc., the established leader in mobile content transfer and synchronization technology. Upon closing of the acquisition, Synchronoss will pay approximately $40 million, consisting of approximately $32 million in cash and approximately $8 million in Synchronoss stock. Synchronoss may also pay up to an additional $35 million in cash and stock based on FusionOne’s business achieving certain performance targets through 2011. Synchronoss expects the transaction to close during July 2010.

Stephen G. Waldis, President and Chief Executive Officer of Synchronoss, said “As connected devices continue to become a more important part of everyday life for consumers and business professionals, OEMs and carriers need to address the challenge of mobile content transfer and synchronization at the point of activation in order to retain and grow their subscriber base and revenue streams. The combination of FusionOne’s capabilities with Synchronoss’ industry leading ConvergenceNow Plus+ platform creates the most comprehensive and powerful mobility customer experience available in the market.”

FusionOne is the established leader in mobile content transfer and synchronization software enabling end users the ability to make their content truly mobile across different types of devices. FusionOne launched the industry’s first fully automated mobile content backup service and during its history the company has automated the mobile data synchronization process for millions of subscribers on a global basis. The company’s technology vision and leadership is reinforced by over 40 issued and pending patents related to mobile content transfer and synchronization services, and it has built out support for over 600 handset models ported across all major mobile platforms. FusionOne has sold subscription services and licenses to many communication service providers, including Verizon Wireless, Cellular South, CenturyLink, Bell Mobility and AT&T among others.

Synchronoss believes its acquisition of FusionOne is compelling for a number of reasons, including:

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Acceleration of Synchronoss’ overall connected devices growth strategy
Highly synergistic extension to Synchronoss’ value proposition
Proven, scalable platform and strong intellectual property portfolio
Advancement of Synchronoss’ customer diversification efforts
Further expansion of Synchronoss’ value proposition in the retail channel
Attractive financial characteristics

Synchronoss expects the transaction to be at least neutral to its non-GAAP results for 2010, and to be accretive in 2011. Excluding the anticipated purchase accounting reduction to FusionOne’s deferred revenue, Synchronoss currently expects FusionOne to contribute approximately $8 million to $10 million to the company’s non-GAAP revenue in the second half of 2010. Management will provide updated 2010 guidance that includes the expected financial impact of FusionOne when it announces second quarter 2010 financial results.

Upon completion of the acquisition, Synchronoss non-GAAP results will exclude stock-based compensation expense, in addition to amortization of intangibles associated with acquisitions, non-recurring professional fees associated with closing acquisitions, acquisition-related earn-out compensation and consideration and the purchase accounting reduction to deferred revenue associated with acquired companies.

Mike Mulica, Chief Executive Officer of FusionOne, said “Our customers and prospects have increasingly shared their desire to have mobile content transfer and synchronization technology as a core and integrated component of their activation process. We are at the early stages of rapid growth in the connected device market, and our combined organization and platform capabilities position us well to capitalize on this tremendous opportunity. Today’s announcement is great news for our respective customers, prospects and employees, and I look forward to helping our combined organization realize its full potential.”

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call today, July 7, 2010, at 8:30 a.m. (EDT).  To access this call, dial 800-237-9752 (domestic) or 617-847-8706 (international). The pass code for the call is 39014062. Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site www.synchronoss.com.

Following the conference call, a replay will be available at 888-286-8010 (domestic) or 617-801-6888 (international). The replay pass code is 50984919. An archived web cast of this conference call will also be available on the “Investor Relations” page of the company’s web site, www.synchronoss.com.

About Synchronoss Technologies, Inc.
Synchronoss Technologies (NASDAQ: SNCR) is the leading global provider of on-demand transaction management technology. The company’s ConvergenceNow®, ConvergenceNow® Plus+™ and InterconnectNow™ technology platforms enable communication service providers, cable operators, retailers/e-tailers and OEMs to automate subscriber activation, order management and provisioning of connected devices, across any network from any distribution channel. For more information visit us at:

Web: www.synchronoss.com
Blog: http://blog.synchronoss.com
Twitter: http://twitter.com/synchronoss

The Synchronoss logo, Synchronoss, ConvergenceNow, InterConnectNow and ConvergenceNow Plus+ are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.

About FusionOne, Inc.
FusionOne is the established leader in mobile content portability, helping mobile subscribers transfer their content between mobile devices and sharing their content with popular internet applications. FusionOne pioneered mobile phone content transfer and its products, including Handset Transfer Solution and Network Address Book, currently support millions of subscribers on many major carriers worldwide. Founded in 1998, FusionOne is headquartered in San Jose, California with an additional office in Tallinn, Estonia.

FusionOne is a trademark of FusionOne, Inc.

Non-GAAP Financial Measures

Synchronoss uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above.

Forward-looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and other documents filed with the U.S. Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

SOURCE: Synchronoss Technologies, Inc.

Synchronoss Technologies, Inc.
Investor:
Tim Dolan, 617-956-6727
investor@synchronoss.com
or
Media:
Stacie Hiras, 908-547-1260
Stacie.hiras@synchronoss.com